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                                                                   EXHIBIT 21.01

                          GENELABS TECHNOLOGIES, INC.

                 LIST OF REGISTRANT'S SIGNIFICANT SUBSIDIARIES

                                                                                       PERCENT OWNED
                                                                STATE OR COUNTRY        BY GENELABS
                            NAME                                OF ORGANIZATION      TECHNOLOGIES, INC.
------------------------------------------------------------    ----------------     ------------------
Accelerated Clinical Research Organization, Inc.............      Delaware                   100%
Genelabs Asia (Pte.) Ltd....................................      Singapore                  100%*
Genelabs Biotechnology Ltd..................................       Taiwan                     40%
Genelabs Diagnostic, Inc....................................      Delaware                   100%
Genelabs Diagnostics (Pte.) Ltd.............................      Singapore                  100%**

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 * Wholly-owned by Genelabs Diagnostic, Inc.

** Wholly-owned by Genelabs Asia (Pte.) Ltd.